EXHIBIT 24.1

EDISON INTERNATIONAL
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
POWER OF ATTORNEY

The undersigned, do each hereby constitute and appoint ROBERT L. ADLER, THEODORE F. CRAVER, JR., W. JAMES SCILACCI, MARK C. CLARKE, BARBARA E. MATHEWS, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, KATHLEEN BRENNAN DE JESUS, MICHAEL A. HENRY and DARLA F. FORTE, or any of them, to act severally as attorney‑in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed, at one time or from time to time, one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Edison International with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of Common Stock of Edison International to be offered and sold through a dividend reinvestment and direct stock purchase plan, which was approved by the Board of Directors of Edison International pursuant to a resolution adopted November 18, 2004; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorney-in-fact.

EXHIBIT 24.1

EDISON INTERNATIONAL
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
POWER OF ATTORNEY

Executed at Rosemead, California, as of this 30th day of September, 2014.

/s/ Theodore F. Craver, Jr

Theodore F. Craver, Jr
Chairman of the Board, President,
Chief Executive Officer and Director

Additional Directors:

/s/ Jagjeet S. Bindra	Director	/s/ Linda G. Stuntz	Director
Jagjeet S. Bindra		Linda G. Stuntz
/s/ Vanessa C.L. Chang	Director	/s/ Thomas C. Sutton	Director
Vanessa C.L. Chang		Thomas C. Sutton
/s/ Bradford M. Freeman	Director	/s/ Ellen O. Tauscher	Director
Bradford M. Freeman		Ellen O. Tauscher
/s/ Luis G. Nogales	Director	/s/ Peter J. Taylor	Director
Luis G. Nogales		Peter J. Taylor
/s/ Richard T. Schlosberg, III	Director	/s/ Brett White	Director
Richard T. Schlosberg, III		Brett White